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                                                                    Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into effective as of the 3rd day of March, 2000, by and between ELECTRONIC PROCESSING, INC., a Missouri corporation, on behalf of itself and a subsidiary to be formed by it (hereinafter referred to as "Buyer"), and PHITECH, INC., a California corporation (hereinafter referred to as "Seller").

                                    RECITALS:

         WHEREAS, Seller desires to sell, transfer, convey and assign to Buyer substantially all of the tangible and intangible assets used by Seller in conducting its business within the electronic commerce transaction processing industry of providing, servicing or otherwise dealing with an automated communications information system for the electronic, open, enterprise-wide delivery of messages and data, including but not limited to, file transfers (the "Business"); and

         WHEREAS, Buyer desires to purchase such assets from Seller, subject to the terms, conditions and covenants set forth herein.

                                   AGREEMENT:

         NOW, THEREFORE, the parties agree as follows:

         1.       SALE AND PURCHASE OF ASSETS

         1.1. SALE AND PURCHASE. Subject to the terms and conditions of this Agreement, Seller will sell, convey, transfer, assign and deliver to Buyer at Closing (as defined herein), and Buyer will purchase from Seller at Closing, for the purchase price as provided herein, all tangible and intangible assets of Seller utilized in its Business, including but not limited to, the following:

                  1.1.1. The computer software of Seller set forth on EXHIBIT 1.1.1, attached hereto (the "Software") and all materials, training manuals, software manuals, equipment plans and specifications, equipment and inventory relating to the Software, as developed and/or utilized by Seller in the Business;

                  1.1.2. All current assets of Seller, including Seller's cash on hand as of the Closing Date ("Cash") and the accounts receivable of Seller generated in the ordinary course of business through Closing, provided that the Cash shall be delivered to Buyer as soon as reasonably practical following Closing;

                  1.1.3. Any trademarks, tradenames and logos associated with the "PHiTECH" and "DataEXPRESS" names, and all federal and state registrations of Seller in any patents, copyrights, trademarks, tradenames, trade secrets and other intellectual property rights used in the connection with the Business, as set forth on
                           EXHIBIT 1.1.3, attached hereto, and any common law rights in the same;



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                  1.1.4.   All equipment, inventory, furniture, fixtures,
                           computers and other similar personal property owned by Seller, as set forth on EXHIBIT 1.1.4, attached hereto;

                  1.1.5. The contracts, service agreements, leases of real property and other agreements of Seller set forth on
                           EXHIBIT 1.1.5 attached hereto (the "Assumed
                           Contracts");

                  1.1.6. All customer lists, books and records, files, documentation (electronic or manual), permits, licenses, goodwill and other intangible assets of the Business which are necessary for Buyer to continue the sale of the Software after Closing;

                  1.1.7. All product inventory, promotional material inventory, plates, designs, artwork and screen shots relating to the Business; and

                  1.1.8. All other tangible and intangible assets used in the Business not described above.

The assets described in subsections 1.1.1. through 1.1.8. above shall hereinafter be collectively referred to herein as the "Personal Property". None of the Personal Property shall be sold, transferred or otherwise disposed of by Seller from the date hereof through Closing, other than to Buyer or in the ordinary course of business and consistent with Seller's past practices.

         1.2 EXCLUDED ASSETS. Notwithstanding Section 1.1 above, Seller is not selling, conveying, transferring, assigning and delivering to Buyer any of the following, all of which are referred to herein as the "Excluded Assets":

                  1.2.1. The corporate charter, taxpayer and other identification numbers, seals, minute books, stock transfer books and other documentation relating to the organization, maintenance and existence of Seller as a corporation;

                  1.2.2. All insurance policies of Seller and principals of Seller, and all proceeds thereof;

                  1.2.3.   All employee benefit plans of Seller;

                  1.2.4. All employment agreements, express or implied, between Seller and its employees;

                  1.2.5 All assets sold in the ordinary course of business from the date hereof to the Closing Date; and

                  1.2.6.   All assets listed on EXHIBIT 1.2.6.

         2.       LIABILITIES TO BE ASSUMED.

         2.1. LIABILITIES. Buyer is not assuming any liability or obligation of Seller, fixed, contingent, or otherwise, whether or not disclosed to Buyer by Seller, except Buyer shall assume at Closing the following:

                  2.1.1.   the Assumed Contracts;

                  2.1.2. the accounts payable of Seller generated in the ordinary course of business through Closing, which Buyer shall pay in the ordinary course of business after Closing;

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                  2.1.3.   any repayment obligations of Seller under the Bank
                           Lines of Credit (as defined below), which Buyer shall pay upon Closing in accordance with Section 4;

                  2.1.4. any repayment obligations of Seller under the Shareholders Notes Payable (as defined below), which Buyer shall pay upon Closing in accordance with
                           Section 4; and

                  2.1.5. the other liabilities and obligations of Seller reflected on the Balance Sheet (as defined in Section
                           9.5 below) and those arising in the ordinary course of business between the date thereof and Closing, excluding any obligations to Seller's employees for Accrued Vacation and Accrued Payroll (as defined below).

         2.2. COSTS; EXPENSES. Buyer shall pay all sales and use taxes arising out of the transfer of the Personal Property, and shall pay its portion, prorated as of the Closing Date, of state and local real and personal property taxes of Seller's business. Except as set forth to the contrary in the preceding sentence and in Section 4 below, Buyer shall not assume or be liable for any costs, expenses or liability of Seller, including tax liabilities, which may arise as a result of the sale of the Personal Property. Seller and Buyer will each pay its own respective expenses incident to the preparation of this Agreement and the consummation of the transaction contemplated herein, and each will pay its own respective expenses and fees incurred in the preparation and delivery of all documents, reports and legal and accounting opinions required to be delivered for or on behalf of them hereunder, whether or not the transaction contemplated by this Agreement is consummated. Specifically, without limiting the generality of the foregoing, any and all legal, accounting, brokerage and/or other professional fees owed by Seller to any person or firm (including, but not limited to, Mandel Buder & Verges or MBV Law, LLP, Grant Thorton, and Stanford Keene) which are related to the preparation, negotiation or consummation of the transactions contemplated herein will be paid by Seller using the sums paid by Buyer to Seller at Closing pursuant to Section 3 below. Any such fees which have been paid by Seller prior to Closing shall be credited against the Purchase Price (as defined in Section 3 below) payable by Buyer at Closing. At least five
(5) days prior to Closing, Seller shall provide Buyer with true and accurate documentation describing the total amount of such fees paid by Seller prior to Closing, and thereafter Seller shall refrain from making further payments for such obligations until after Closing.

         2.3. ACCRUED VACATION. Three (3) days prior to Closing, Seller shall deliver to Buyer a schedule accurately reflecting the total amounts then currently owed by Seller to each employee of Seller, other than Hinda S. Gilbert ("Gilbert") and Roberta Calderon, for accrued vacation ("Accrued Vacation"). Buyer agrees to send by wire transfer to an account designated by Seller an amount equal to the Accrued Vacation on such date. Such funds shall not be considered Cash for purposes hereof. Seller agrees that it will not pay any employee for accrued vacation until after Closing. If this Agreement is terminated prior to Closing, then Seller shall immediately refund such amounts to Buyer.

         2.4. ACCRUED PAYROLL. Three (3) days prior to Closing, Seller shall deliver to Buyer a schedule accurately reflecting the total amounts then currently owed by Seller to each employee of Seller for accrued payroll ("Accrued Payroll"). Buyer agrees to send by wire transfer to an account designated by Seller an amount equal to the Accrued Payroll on such date, excluding Accrued Payroll owed to Gilbert. Such funds shall not be considered Cash for purposes hereof. If this Agreement is terminated prior to Closing, then Seller shall immediately refund such amounts to Buyer. At Closing, Buyer will send by wire transfer to an account designated by Seller an amount equal to the Accrued Payroll owed to Gilbert, not to exceed Four Hundred Eighteen Thousand Four Hundred Fifty-eight Dollars ($418,458).

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         3.       PURCHASE PRICE OF PERSONAL PROPERTY. Subject to the terms of this Agreement and in reliance on the representations and warranties set forth herein, Buyer shall purchase the Personal Property at Closing and, in consideration therefor, will pay to Seller the sum of Five Million Four Hundred Thousand Dollars ($5,400,000) (the "Purchase Price"). The Purchase Price shall be payable by Buyer as follows:

                  (a) At Closing, the sum of Four Million Four Hundred Thousand Dollars ($4,400,000) shall be paid to Seller in immediately available funds, by wire transfer to an account designated by Seller;

                  (b) One Million Dollars ($1,000,000) shall be paid to Seller in four (4) equal annual installments of Two Hundred Fifty Thousand Dollars ($250,000) each, payable thirteen months following Closing, twenty-five months after Closing, thirty-seven months after Closing and forty-nine months after Closing, respectively. Notwithstanding the foregoing, Seller shall not be paid any portion of this One Million Dollars ($1,000,000) which is due subsequent to Gilbert resigning her employment with Buyer or being fired for "cause" by Buyer as defined in the Employment Agreement entered into by Gilbert and Buyer on the date hereof in the form attached hereto as EXHIBIT 6, if such resignation or firing occurs within one (1) year following Closing. Gilbert shall not be deemed to have resigned her employment for purposes of this subsection in the event she dies or becomes unable to perform the essential functions of her job pursuant to the Employment Agreement as a result of a temporary or permanent disability, with or without reasonable accommodation.

         4. PAYMENT OF CERTAIN LIABILITIES BY BUYER. Buyer agrees to pay and satisfy in full upon Closing by wire transfer to an account designated by Gilbert (a) Seller's then current repayment obligations under its shareholders notes payable to Gilbert ("Shareholders Notes Payable"), and (b) Seller's then current repayment obligations to financial institutions under lines of credit ("Bank Lines of Credit"), provided that the aggregate repayment obligations under the Shareholders Notes Payable and the Bank Lines of Credit do not exceed Four Hundred Sixteen Thousand Dollars ($416,000). If, however, Seller determines that the needs of the Business require Seller to borrow additional money to fund the operation of the Business in the ordinary course and as contemplated or permitted hereby prior to Closing, then Seller may borrow additional funds from Gilbert or under the Bank Lines of Credit prior to Closing so long as Seller provides Buyer with prior written notice thereof, including the specific amount of additional funds to be borrowed. Provided that such notice requirement is satisfied, such additional funds borrowed from Gilbert or under the Bank Lines of Credit shall be paid by Buyer at Closing.

         5. ALLOCATION OF PURCHASE PRICE. Within thirty (30) days following Closing, the parties shall agree upon a mutually acceptable allocation of the consideration paid and received by them respectively in this transaction among the assets transferred, so that an Internal Revenue Service Form 8594, Asset Acquisition Statement, may be prepared and filed with the Internal Revenue Service in accordance with Section 1060 of the Internal Revenue Code of 1986.

         6. EMPLOYMENT AGREEMENT. Buyer and Seller agree that this Agreement shall be contingent upon Buyer entering into an employment agreement with Gilbert on or before Closing, pursuant to which each will agree to perform the obligations specified in such employment agreement for a term of up to two
(2) years immediately following Closing. Such employment agreement shall be in the form attached hereto as EXHIBIT 6 (the "Employment Agreement").

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         7.       CONSULTING AGREEMENT. Buyer and Seller agree that this
Agreement shall be contingent upon Buyer entering into a consulting agreement with Gilbert on or before Closing, pursuant to which each will agree to perform the obligations specified in such consulting agreement for a term, beginning upon the termination of the Employment Agreement, and ending four (4) years following Closing. Such consulting agreement shall be in the form attached hereto as EXHIBIT 7 (the "Consulting Agreement").

         8. INDEMNITY AGREEMENT. Buyer and Seller agree that this Agreement shall be contingent upon Gilbert entering into an indemnity agreement with Buyer on or before Closing relating to the provision of an indemnity by Gilbert against any expenses incurred by Buyer arising from or related to liabilities of Seller or the Business prior to Closing. Such indemnity agreement shall be in the form attached hereto as EXHIBIT 8 (the "Indemnity Agreement").


         9. REPRESENTATIONS AND WARRANTIES OF SELLER. Except as set forth on EXHIBIT 9 attached hereto, Seller hereby makes the following representations and warranties, each of which is true and correct as of the date hereof, and shall be true and correct at and as of Closing:

         9.1 CORPORATE EXISTENCE AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller has the corporate power and authority to own and use its property and to transact the business in which it is engaged, and holds all franchises, licenses and permits necessary and required therefor. Seller is not required to be licensed or qualified to do business as a foreign corporation in any jurisdiction.

         9.2 APPROVAL OF AGREEMENT. Seller has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement. The form, execution and delivery of this Agreement and the performance by Seller of its obligation hereunder have been duly approved by the board of directors and shareholders of Seller. No other approvals, permits, authorizations, consents or proceedings are required. This Agreement is a valid and binding agreement of Seller and is enforceable in accordance with its terms and conditions.


         9.3 TAX RETURNS AND AUDIT. Seller has filed with the appropriate agencies all tax returns and tax reports required by law to be filed by it and
(a) no audit of any federal, state or city income tax return or other tax return is in progress or pending or threatened against Seller, (b) there exists no unpaid federal, state or city income or other tax or any tax deficiency assessed against Seller by any governmental authority having jurisdiction, (c) all income, profits, franchise, sales, use, occupation, property, excise, ad valorem and other taxes due have been fully paid by Seller, and (d) no waiver of any statute of limitations has been given or is in effect with respect to the assessment of any taxes against Seller. Seller has satisfied its entire obligations with respect to employment taxes, wages paid and taxes withheld, and has filed all returns, reports and statements with respect thereto, except for those which are not yet due.


         9.4 TITLE TO PROPERTIES. Seller has good and marketable title to the Personal Property, including, without limitation, the Software, subject to no mortgage, pledge, lien or other encumbrance.

         9.5 FINANCIAL CONDITION OF SELLER. The balance sheet of Seller as of December 31, 1999, a copy of which is attached hereto as EXHIBIT 9.5A, and the balance sheet of Seller dated January 31, 2000, a copy of which is attached hereto as EXHIBIT 9.5B (the "Balance Sheet"), fairly reflect and represent the financial condition of Seller as of such dates.

         9.6 INTELLECTUAL PROPERTY RIGHTS. Seller has exclusive rights in the Software and any improvements, enhancements and additional inventions relating thereto, and the other intangible assets described herein to be transferred to Buyer. Any and all applicable federal and state registrations of

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patents, copyrights, trademarks or other intellectual property rights possessed by Seller, if any, have been disclosed to Buyer and shall be assigned by Seller to Buyer at Closing.


         9.7 SOFTWARE. Seller is the owner of current, accurate copies of all source code and object code comprising the Software and of all users' manuals and other documentation listed on Exhibit 1.1.1. Seller's DataEXPRESS (Tandem Version) Software described on Exhibit 1.1.1 operates in accordance with the terms and specifications of such users' manuals, including those regarding functionality, free and clear of any and all errors, defects or deficiencies. Further, all source code with respect to the Software currently in escrow pursuant to certain agreements between Seller and its client's or customers has been updated as required therein.

         9.8 YEAR 2000. The Software is Year 2000 Compliant, including date century recognition, calculations which accommodate same century and multi-century formulas and date values that reflect the century. As used herein, "Year 2000 Compliant" shall mean the ability of the Software to provide the following functions:

                  (a) consistently handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates; provided that where such input is provided by other software/hardware, such other software/hardware uses a four-digit year format or other industry-standard format;

                  (b) function in accordance with all documentation without interruption before, during and after January 1, 2000, associated with dates later than December 31, 1999; and

                  (c) store and provide output of date information in ways that are unambiguous as to century.

         9.9 NO BREACH OF STATUTE, DECREE, ORDER OR CONTRACT. Seller is not in default under or in violation of, any applicable statute, law, ordinance, decree, order, rule, regulation of any governmental body, or the provisions of any franchise or license, or in default under, or in violation of, any provision of Seller's articles of incorporation, bylaws, any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement by which Seller is bound which may result in a material adverse effect on the business or condition, financial or otherwise, of Seller. The consummation of this Agreement and the transactions contemplated hereby will not constitute or result in any such default, breach or violation, and no governmental permits or consents are necessary to effect the transactions contemplated herein.

         9.10 LITIGATION. There is no suit, claim, action or proceeding now pending before any court, administrative or regulatory body or any governmental agency, which may result in any judgment, order, decree, liability or other determination which will, or could, have a material adverse effect upon the Personal Property, including, without limitation, the Software and, to the Seller's knowledge, there is no such no suit, claim, action or proceeding threatened. No judgment, order or decree has been entered which has, or will have, such effect. There is no claim, action or proceeding now pending before any court, administrative or regulatory body, or any governmental agency, which will, or could, prevent or hamper the consummation of the transactions contemplated by this Agreement and, to the Seller's knowledge, there is no such claim, action or proceeding threatened.


         9.11 LABOR AGREEMENTS, EMPLOYEE BENEFIT PLANS, AND EMPLOYMENT AGREEMENTS. Seller is not a party to (a) any union collective bargaining or similar agreement, (b) any profit-sharing, deferred

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compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare or incentive plan or agreement, whether legally binding or not, (c) any plan providing for "fringe benefits" to its employees, including, but not limited to, vacation, sick leave, medical, hospitalization, life insurance and other insurance plans and related benefits, or (d) any employment agreement not terminable on thirty (30) days written notice. There are no negotiations, demands or proposals which are pending or have been made which concern matters now covered, or that would be covered by the type of agreements listed in this Section.


         9.12 OVERTIME, BACK WAGES, VACATION AND MINIMUM WAGES. No present or former employee of Seller has any claim against Seller (whether by law, employment agreement, or otherwise) on account of or for: (a) overtime pay, other than overtime pay for the current payroll period; (b) other than the Accrued Payroll owed to Gilbert, wages or salary for any period other than the current payroll period; (c) vacation, time off or pay in lieu of vacation or time off, or sick pay, except in each case, to the extent earned in the normal course of employment; or (d) any violation of any statute, ordinance or regulation relating to minimum wage or maximum hours of work.

         9.13 DISCRIMINATION, OCCUPATIONAL SAFETY AND OTHER STATUTES AND REGULATIONS. No person or party (including, but not limited to, governmental agencies of any kind) has any claim, or basis for any action or proceeding against Seller arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices or occupational safety or health standards.


         9.14 LABOR DISPUTES; UNFAIR LABOR PRACTICES. There is not pending, nor threatened, any labor dispute, strike or work stoppage which affects or which may affect the business of Seller or which may interfere with the continued operation of the Business.

         9.15 PRODUCT WARRANTIES. Seller has delivered to Buyer copies of all product warranties applicable to the Personal Property. No claims for breach of warranty have been made by Seller and no amounts have been expended by Seller pursuant to such warranties.

         9.16 BROKERS FEES. No broker or finder is entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of Seller in connection with this Agreement or any of the transactions contemplated hereby.

         9.17 BOOKS AND RECORDS. The books of account, files and other business records relating to the Business have been maintained in accordance with good business practices, and the matters contained therein are complete and correct in all material respects and fairly reflect the conduct of the Business as of Closing.

         9.18 CONSENTS; SUCCESSOR'S RIGHTS. No consent is necessary to transfer the Personal Property to Buyer and, upon the consummation of the transactions contemplated herein, Buyer will succeed to all of Seller's right, title and interest in and to the Personal Property.

         9.19     ACCURACY OF REPRESENTATIONS AND WARRANTIES.


                  9.19.1 No representation or warranty by Seller contained in this Agreement (including the Exhibits attached hereto), and no statement contained in any certificate, schedule or report required to be furnished by Seller pursuant to Sections 2.2, 2.3,
                           2.4 and/or 13.2 of this Agreement, contains or will contain any material untrue statement of fact, nor has Seller intentionally omitted or will Seller intentionally omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

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                  9.19.2   All representations, warranties and statements made
                           by Seller in this Agreement (including the Exhibits attached hereto) or in any certificate, schedule or report required to be furnished by Seller pursuant to Sections 2.2, 2.3, 2.4 and/or 13.2 of this Agreement shall be true on and as of the Closing with the same effect as if made on and as of the Closing, and shall survive the execution, delivery and performance of this Agreement, including the Closing hereunder, for a period of one (1) year following Closing.

         10. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby makes the following representations and warranties, each of which is true and correct on the date hereof and will be true and correct at and as of Closing:

         10.1 CORPORATE EXISTENCE AND QUALIFICATION. Buyer is a corporation duly organized and validly existing under the laws of the State of Missouri and has full power and authority to own its properties and to carry on its business as it is now being conducted.

         10.2 AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement has been duly authorized and approved by Buyer's Board of Directors and all necessary action of Buyer's shareholders, if any. Buyer represents and warrants that it has the right, power, legal capacity and authority to enter into and perform their respective obligations under this Agreement and that no consent or approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Buyer, and no consent or approval of or notice to any other person or entity is required in connection with the execution and delivery by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby.

         10.3 NO BREACH. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby and thereby, do not and will not result in or constitute any of the following:
(i) a breach of any term or provision of this Agreement; (ii) a default, breach or violation, or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Buyer; (iii) a default, breach or violation, or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of, or any lease, license, promissory note, security agreement, commitment, indenture, mortgage, deed of trust or other agreement, instrument or arrangement to which Buyer is a party or by which it or its property is bound; (iv) an event that would permit any party to terminate or rescind any agreement to accelerate the maturity of any indebtedness or other obligation of Buyer, or (v) the creation or imposition of any lien, charge or encumbrance on any of the properties of Buyer.

         10.4 TRADING ON THE NASDAQ NATIONAL MARKET. The shares of Buyer's Common Stock are currently registered for trading on the NASDAQ National Market under the symbol "EPIQ".

         10.5 FORM 10-Q. The Buyer's Prospectus (attached hereto as EXHIBIT 10.5A) and the Form 10-Q (attached hereto as EXHIBIT 10.5B) do not contain any untrue statements of material fact or, to Buyer's knowledge, omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         10.6 ACCESS. Buyer has received and reviewed information about Seller and has had an opportunity to discuss Seller's business and financial affairs with its management and to review Seller's facilities. Buyer understands and acknowledges that such discussions, as well as any written information issued by Seller, may have contained forward-looking statements involving known and unknown risks and uncertainties that may cause Buyer's actual results in future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to such

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forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements.

         10.7 BROKER'S FEES. No broker or finder is entitled to any brokerage or finder's fee or other commission or fee based upon arrangements made by or on behalf of Buyer in connection with this Agreement or any of the transactions contemplated hereby.

         10.8 SURVIVAL; CLOSING. All representations, warranties and agreements made by Buyer in or pursuant to this Agreement shall be true on and as of the Closing with the same effect as if made on and as of the Closing, and shall survive the execution, delivery and performance of this Agreement, including the Closing hereunder, for a period of one (1) year following Closing.

         11.      CONDITIONS PRECEDENT TO OBLIGATIONS TO CLOSE.

         11.1 CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. All obligations of Buyer under this Agreement are subject to the fulfillment of each of the following conditions on or before Closing, subject, however, to the right of Buyer to waive any one or more of such conditions:

                  11.1.1 DUE DILIGENCE. Buyer shall have completed its due diligence telephone calls to three or four of Seller's customers and to two of Seller's key contractors (the "Due Diligence Investigation") to investigate, to its satisfaction, the relationships of such parties with Seller and the Business and their current intentions regarding their future with Seller, and so notified Seller on or before March 7, 2000. Seller agrees that it shall grant to Buyer's representatives access to the Business and the Personal Property prior to Closing to conduct such Due Diligence Investigation. Notwithstanding anything to the contrary herein, such access shall not be exercised so as to unreasonably interfere with Seller's business.

                  11.1.2 CORRECTNESS OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true and correct as of Closing as though such representations and warranties were made at Closing.

                  11.1.3 EMPLOYMENT AGREEMENT, CONSULTING AGREEMENT AND INDEMNITY AGREEMENT. Buyer shall have entered into the Employment Agreement, the Consulting Agreement and the Indemnity Agreement, as referred to in Sections 5, 6 and 7 respectively, with Gilbert on or before the Closing, pursuant to which each will agree to perform the services specified in the Employment Agreement, Consulting Agreement and Indemnity Agreement, respectively.

                  11.1.4 NO ADVERSE CHANGE IN BUSINESS, PROPERTIES OR FINANCIAL CONDITION. The Personal Property and the Business shall not be or shall not have been, materially and adversely affected, whether or not covered by insurance, as a result of fire, explosion, earthquake, disaster, accident, labor dispute, any action of the United States or other governmental authority, riots, civil disturbances, uprising, activity of the Armed Forces, or act of God or the public enemy; and there shall not have occurred any material adverse change in the condition of the Personal Property, taken as a whole. Prior to Closing, Seller shall operate the Business in the ordinary course of business and consistent with its past practices, and Seller shall not make any distributions of its cash to any entity other than in the ordinary course of business and to Buyer; provided, however, that Seller may make payments to Gilbert under the Shareholders Notes Payable using amounts borrowed under the Bank Lines of Credit.

                  11.1.5 COMPLIANCE WITH AGREEMENT. Seller shall have performed and complied in all material respects with all obligations under this Agreement which are to be performed or complied with by it prior to Closing.

                  11.1.6 OTHER DELIVERIES. The deliveries referred to in Sections 2.2, 2.3, 2.4 and 13.2 shall have been made by Seller.

                  11.1.7 REQUIRED CONSENTS. Seller shall have obtained all of the consents required from parties to the specific contracts and agreements listed on EXHIBIT 11.7 (the "Required Contracts") necessary for Seller to assign the Required Contracts to Buyer. If Buyer elects to consummate Closing hereunder despite not having received any third party consents prior to the Closing Date, then Buyer will thereby have waived any further obligation of Seller to seek such consents and have released Seller from any liability for the failure to have obtained such consents.

         11.2 CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. All obligations of Seller under this Agreement are subject to the fulfillment of each of the following conditions on or before Closing, subject, however, to the right of Seller to waive any one or more of such conditions:


                  11.2.1 DUE DILIGENCE. Buyer shall have completed the Due Diligence Investigation and so notified Seller in writing on or before March 7, 2000.

                  11.2.2 CORRECTNESS OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement shall be true and correct as of Closing as though such representations and warranties were made at Closing.

                  11.2.3 EMPLOYMENT AGREEMENT, CONSULTING AGREEMENT, INDEMNITY AGREEMENT, AND PARENT GUARANTY. Buyer or a subsidiary thereof, as applicable, shall have entered into the Employment Agreement, the Consulting Agreement and the Indemnity Agreement, as referred to in Sections 5, 6 and 7 respectively, with Gilbert on or before the Closing. Further, Buyer shall have executed and delivered to Gilbert a guaranty agreement in the form attached hereto as EXHIBIT 11.2.3 (the "Guaranty"), pursuant to which Buyer shall guaranty the obligations of its subsidiary corporation under the Employment Agreement and the Consulting Agreement.

                  11.2.4 COMPLIANCE WITH AGREEMENT. Buyer shall have performed and complied in all material respects with all obligations under this Agreement which are to be performed or complied with by it prior to Closing.

                  11.2.5 PAYMENT AND OTHER DELIVERIES. The Seller shall have received the payment of the Purchase Price as required by Section 3, and the Seller shall have received the other deliveries referred to in Section
                           13.3 below.

                  11.2.6 REQUIRED CONSENTS. The approvals of the Board of Directors of the Seller shall have been obtained.

         12.      COVENANTS.

         12.1     COVENANTS OF SELLER.

                  12.1.1 DISCLOSURE OF INFORMATION. Seller recognizes and acknowledges that it is possessed of certain valuable and confidential information relating to the Personal Property, the Software and the Business. Further, Seller recognizes and acknowledges that such information is valuable, special and essential to the successful and effective conduct of the Business by Buyer after Closing. Therefore, Seller shall not, itself, or through any agent or representative, disclose or otherwise communicate any of the foregoing confidential information to any person, firm, corporation or other entity, for any reason or purpose whatsoever, except as may be reasonably necessary in connection with the transactions contemplated herein.

                  12.1.2 NONCOMPETITION. Seller covenants and agrees that, provided that Buyer is not in default or in breach of any of its obligations under the Agreement or any of the exhibits attached hereto, for a period of five (5) years following Closing it will not, directly or indirectly, through any person, corporation, firm or other entity: (i) engage in any business that competes with the Buyer's business; (ii) advise, consult with, or provide services to any person, corporation, firm or entity with respect to any business that competes with the Buyer's business, irrespective whether or not Seller receives any compensation for such advice or consultation; or
(iii) invest in, loan money to or otherwise provide financial assistance to any business engaged in whole or part in a business that competes with the Buyer's business; provided, however, that the foregoing provision shall not be construed to prohibit or restrict Seller from investing in publicly traded securities of a business that competes with the Buyer's business so long as such investment does not result in Seller obtaining an ownership interest in such competing business equal to or greater than five percent (5%).

                  12.1.3 NONSOLICITATION. Seller covenants and agrees that, provided that Buyer is not in default or in breach of any of its obligations under this Agreement or any of the exhibits attached hereto, for a period of five (5) years following the execution of this Agreement Seller will not, directly or indirectly, itself, or through any other person, corporation, firm or entity, do any of the following acts:

                  12.1.3.1 Solicit, serve or cater to any of Buyer's customers or clients in connection with the Business ("Buyer's Customers");

                  12.1.3.2 Divert, or attempt to divert, any of the business or patronage of any of Buyer's Customers;

                  12.1.3.3 Call upon, influence or attempt to influence any of Buyer's Customers to transfer their business from Buyer to any other person, firm, corporation or entity engaged in a similar business; or

                  12.1.3.4 Hire or attempt to hire any current or former employee of the Business; provided, however, that subject to the restrictions contained in Section 12.1.2 above, Seller shall not be prohibited from hiring Roberta Calderon and/or Orlando Calderon to engage in a business which does not compete with the business of Buyer (as Buyer may be engaged in now or in the future) following the later of either: (a) termination of both the Employment Agreement and the Consulting Agreement; or (b) the end of the two
(2)-year period following Closing. Nothing herein shall prevent, prohibit or restrict Roberta Calderon from serving as trustee of Seller's 401K plan following Closing.

                  12.1.4 ENTITLEMENT TO INJUNCTION. In the event of the breach or threatened breach of the provisions of Sections 12.1.1, 12.1.2 or 12.1.3 hereof, Buyer shall be entitled to an injunction restraining Seller from such breach or threatened breach. Nothing contained herein shall be construed to prohibit

Buyer from pursuing any other remedies available to it for such breach or threatened breach, including recovery of damages from Seller.

         12.2     COVENANTS OF BUYER.

                  12.2.1 CONFIDENTIALITY. From the date hereof until the Closing Date:

                  12.2.1.1 Buyer agrees to, and to cause its employees and agents to, protect the confidentiality of all proprietary and confidential information received from Seller pursuant to this Agreement or otherwise, using the same care and procedures used to protect Buyer's own proprietary and confidential information, and agrees not to disclose such proprietary and confidential information to any other persons, corporations, firms or other entities, except as may be reasonably necessary in connection with the transactions contemplated herein or except to the extent (i) such information is acquired, disclosed or otherwise obtained from non-confidential sources and not in breach of Buyer's obligations hereunder or any other party's confidentiality obligations owed to Seller, (ii) such information is required to be disclosed by law or by governmental authorities having jurisdiction over Buyer, (iii) such information was known by Buyer prior to any disclosure by Seller, or (iv) disclosure is necessary for Buyer to enforce any or all of its rights under this Agreement.

                  12.2.1.2 Buyer agrees not to contact or attempt to contact any of the Seller's clients or customers without Seller's prior express approval, which approval shall not be unreasonably withheld or delayed, and which may be conditioned upon, among other things, permitting Seller to participate in all such contacts.

                  12.2.2 EMPLOYEES. On the Closing Date, Buyer shall offer employment to such of Seller's employees as Buyer deems appropriate, in its sole discretion, and will provide employee benefits to such employees in accordance with Buyer's standard employee benefit plans, which benefits may be amended or changed from time to time; provided, however, that such employees will have a service credit with Buyer equal to their tenure with Seller and will receive benefits accordingly, subject to the terms, conditions and requirements of such plans and applicable law.

         12.3     COVENANTS OF BUYER AND SELLER.

                  12.3.1 ANNOUNCEMENTS; CONFIDENTIALITY. The parties agree to cooperate in any announcements with respect to the transactions contemplated hereby, including but not limited to the preparation of a detailed time and events table for mutual approval reasonably in advance of the Closing Date. Seller acknowledges that Buyer will make a public announcement regarding the transactions contemplated by this Agreement prior to Closing. Accordingly, prior to such public announcement, the parties agree to, and to cause their employees and agents to, protect the confidentiality of this Agreement and the transactions contemplated herein, and agree not to disclose any information regarding this Agreement and the transactions contemplated herein to any other persons, corporations, firms or other entities, except as may be reasonably necessary in connection with the transactions contemplated herein or except to the extent: (i) such information must necessarily be disclosed to Seller's clients or customers for purposes of obtaining the consents necessary for Seller to assign the Required Contracts to Buyer, in which case such clients or customers shall be advised of the confidential nature of this Agreement and the transactions contemplated herein; (ii) such information is required to be disclosed by law or by governmental authorities having jurisdiction over Buyer or Seller, as the case may be; or (iii) disclosure is necessary for Buyer or Seller to enforce any or all of its respective rights under this Agreement.

         12.4 FURTHER ASSURANCES. Buyer shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Buyer shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

         12.5 ENFORCEABILITY AND SEVERABILITY. It is mutually understood and agreed by and between the parties that the covenants contained in Section 12.1 hereof are fair and reasonable, and are reasonably required for the protection of Buyer. If the scope of any restriction contained in this Agreement is too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and the parties consent and agree that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction. The parties further agree that the covenants are separable, severable and divisible in all respects, and the unenforceability of any specific covenant or undertaking shall not affect the validity of any other such covenants or undertakings.


         13.      CLOSING.

         13.1 TIME AND PLACE. Closing under this Agreement for the sale and purchase of the Personal Property ("Closing") shall take place in Kansas City, Missouri, at a time to be determined by the parties, on a date (the "Closing Date") no later than ten (10) days after Buyer releases its due diligence contingency; provided, however, that in no event shall Closing occur later than March 17, 2000.

         13.2 SELLER'S CLOSING DELIVERIES. At Closing, Seller shall deliver to Buyer:

         13.2.1 Bills of sale, assignments, and other good and sufficient instruments of transfer and conveyance as, in the opinion of Buyer's counsel, shall be effective to vest in Buyer good and marketable title to the Personal Property, free and clear of all encumbrances;

         13.2.2 Certified resolutions of Seller's board of directors and shareholders approving the execution of this Agreement and the consummation of the transactions described herein;

         13.2.3 A certificate of good standing for Seller from its state of incorporation, dated within thirty (30) days prior to Closing;

         13.2.4 The Employment Agreement, duly executed by Gilbert, in the form of EXHIBIT 6 attached hereto;

         13.2.5 The Consulting Agreement, duly executed by Gilbert, in the form of EXHIBIT 7 attached hereto;

         13.2.6 The Indemnity Agreement, duly executed by Gilbert, in the form of EXHIBIT 8 attached hereto;

         13.2.7 Seller's current accounts receivable and accounts payable aging reports, updated as of the close of business on the day immediately preceding Closing; and

         13.2.8 Any such other documentation as Buyer's counsel may reasonably request to effect the transaction described herein.

         13.3     BUYER'S CLOSING DELIVERIES. At Closing, Buyer shall deliver to
Seller:

         13.3.1 The purchase price called for by Section 3(a) hereof, by certified or cashier's check or wire transfer;

         13.3.2 Evidence of payment of the Shareholders Notes Payable and/or the Bank Lines of Credit, as called for in
                  Section 4 above;

         13.3.3 The Employment Agreement, duly executed by a subsidiary of Buyer, in the form of EXHIBIT 6 attached hereto;

         13.3.4 The Consulting Agreement, duly executed by a subsidiary of Buyer, in the form of EXHIBIT 7 attached hereto;

         13.3.5 The Indemnity Agreement, duly executed by Buyer, in the form of EXHIBIT 8 attached hereto;

         13.3.6   The Guaranty, duly executed by Buyer, in the form of
                  EXHIBIT 11.2.3 attached hereto; and

         13.3.7 Any such other documentation as Seller's counsel may reasonably request to effect the transaction described herein.

         14. TERMINATION. This Agreement may be terminated prior to the Closing as follows: (a) at the election of Seller, if any one or more of the conditions to its obligations to close has not been fulfilled as of the Closing Date; (b) at the election of Buyer, if any one or more of the conditions to its obligation to close has not been fulfilled as of the Closing Date; or (c) at any time on or prior to the Closing Date, by mutual written consent of Seller and Buyer. In the event that Buyer or Seller, as the case may be, elects to terminate this Agreement pursuant to this Section 14, the terminating party shall deliver a notice to the other party declaring its election to so terminate this Agreement in accordance with the provisions of this Section 14, and setting forth therein the basis for such termination. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, then this Agreement shall become void and of no further force and effect, except for the terms and conditions set forth in Section 12.2.1.1, which shall survive termination for any reason.

         15.      MISCELLANEOUS.

         15.1 FURTHER ASSURANCES. Each party hereto shall execute such further instruments and documents as counsel for the other party may reasonably require to carry out effectively the transactions contemplated hereby and to evidence the fulfillment of the agreements contained herein and the performance of all conditions to the consummation of such transactions.

         15.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and may not be modified, terminated or discharged unless in writing, signed by both parties.

         15.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, representatives, successors and assigns.

         15.4 SELLER'S INDEMNIFICATION. Subject to the limitations set forth in Section 15.6, Seller agrees to indemnify, defend, protect and hold harmless Buyer from and against any losses, damages, liabilities, costs and/or expenses, including reasonable attorneys' fees (collectively, the "Losses"), which may be suffered or incurred by Buyer arising from or by reason of: (i) the breach of any representation or warranty of Seller made herein; (ii) any undisclosed liabilities of Seller arising from the conduct of any business of Seller prior to Closing being asserted against Buyer; and/or
(iii) any claims of Seller's creditors under the Bulk Sales Act of the Uniform Commercial Code of the State of California, not assumed by Buyer hereunder.

         15.5 BUYER'S INDEMNIFICATION. Subject to the limitations set forth in Section 15.6, Buyer hereby agrees to indemnify, defend, protect and hold harmless Seller and Gilbert (jointly and severally) from and against any Losses which may be suffered or incurred by Seller and/or Gilbert arising from or by reason of: (i) the breach of any representation or warranty of Buyer made herein; (ii) the conduct or operation of the Buyer's business from and after Closing; and/or (iii) the obligations arising or to be performed under the Assumed Contracts after Closing.

         15.6 INDEMNIFICATION PROCEDURE; LIMITATION OF LIABILITY. Promptly after Buyer, Seller or Gilbert becomes aware of any fact, condition or event that may give rise to any Losses for which indemnification may be sought by such party under Section 15.4 or Section 15.5, the party entitled to indemnification ("Indemnitee") shall give notice thereof in the manner provided in Section 15.9 of this Agreement (the "Claims Notice") to the other party ("Indemnitor"). The Claims Notice shall include a description in reasonable detail of any claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") against Indemnitee, and shall indicate the amount (estimated, if necessary) of the Losses that have been or may be suffered by Indemnitee. Failure of Indemnitee to promptly give notice hereunder shall not affect rights to indemnification hereunder, except to the extent that Indemnitor demonstrates actual damage caused by such failure. Upon Indemnitor's request, Indemnitee shall provide Indemnitor with such reasonable documentation as Indemnitor shall request pertaining to any claim(s) made by Indemnitee. Indemnitor may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability; provided, that Indemnitor may not compromise or settle any Asserted Liability without the consent of Indemnitee, such consent not to be unreasonably withheld, unless such compromise or settlement requires no more than a monetary payment for which Indemnitee and any other indemnifiable parties hereunder are fully indemnified or involves other matters not binding upon Indemnitee or such other indemnifiable parties. If Indemnitor elects to compromise or defend such Asserted Liability, it shall within 15 days (or sooner, if the nature of the Asserted Liability so requires) notify Indemnitee of its intent to do so and Indemnitee shall cooperate in the compromise of, or defense against, such Asserted Liability. If Indemnitor elects not to compromise or defend any Asserted Liability, fails to notify Indemnitee of its election as herein provided or contests its obligation to indemnify, Indemnitee may pay, compromise or defend such Asserted Liability without prejudice to any right it may have hereunder. In any event, each of Buyer, Gilbert and Seller may participate, at its own expense, in the defense of any Asserted Liability in respect of which it may have an indemnification obligation under Sections 15.4 or 15.5. If any party chooses to defend or participate in the defense of any Asserted Liability, it shall have the right to receive from the other party any books, records or other documents within such party's control that are necessary or appropriate for such defense. The provisions for indemnification set forth in Sections 15.4 and 15.5 are the exclusive monetary remedies of the parties hereto with respect to the matters addressed in those sections. Notwithstanding any contrary provision set forth in this Agreement:

                  (a) Seller's liability for Losses incurred by Buyer for which no Claims Notice has been given shall terminate at midnight on that date which is twelve (12) months after the Closing Date;

                  (b) Seller shall not be liable to Buyer with respect to Losses incurred by Buyer except to the extent that such Losses exceed $100,000 in the aggregate;

                  (c) Seller's aggregate liability for Losses incurred by Buyer arising from Seller's breach of its representation and warranty in Section 9.6 that it has exclusive rights in its DataEXPRESS (Tandem Version) Software product (other than trademark rights and as otherwise disclosed herein) and any improvements, enhancements and additional inventions relating thereto, and Seller's aggregate liability for Losses incurred by Buyer arising from claims made by any current employee, contractor or agent of Seller that such employee, contractor or agent has proprietary rights (other than trademark rights and as otherwise disclosed herein) to the Software and/or any improvements, enhancements and additional inventions relating thereto made prior to Closing, shall not exceed $4,400,000;

                  (d) Seller's aggregate liability for Losses incurred by Buyer arising from Seller's breach of its representation and warranty in Section 9.6 that it has exclusive rights in its DataEXPRESS (JAVA Version) Software product (other than trademark rights and as otherwise disclosed herein) and any improvements, enhancements and additional inventions relating thereto, and Seller's aggregate liability for Losses incurred by Buyer arising from claims made by any party other than a current employee, contractor or agent of Seller that such party has proprietary rights (other than trademark rights and as otherwise disclosed herein) to Seller's DataEXPRESS (JAVA Version) Software product and any improvements, enhancements and additional inventions relating thereto made prior to Closing, shall not exceed $2,500,000; and

                  (e) Seller's aggregate liability for Losses incurred by Buyer other than those Losses described in subsections (c) and (d) above shall not exceed $1,000,000.

                  Notwithstanding anything in the foregoing to the contrary, in no event shall Seller's aggregate indemnification obligation hereunder exceed $4,400,000.


         15.7 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or any breach hereof shall be decided and settled by binding arbitration in accordance with Title 9 of the U.S. Code (United States Arbitration Act) and the Commercial Arbitration Rules of the American Arbitration Association then in effect, subject to the limitations and restrictions set forth below. Notice of a demand for arbitration shall be filed in writing with the other parties to this Agreement and with the American Arbitration Association. Notice of such demand shall be made promptly after such claim or dispute arises and in no event may the demand for arbitration be made if institution of legal or equitable proceedings arising out of such claims or dispute would be barred by the applicable statue of limitations. If such claim or dispute arises solely out of Buyer's alleged failure to pay to Seller any amounts owed hereunder, then the place of arbitration shall be San Francisco, California. If such claim or dispute does not arise solely out of Buyer's alleged failure to pay to Seller any amounts owed hereunder, then the place of arbitration shall be Kansas City, Kansas. The arbitrator(s) shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by depositions of parties. In the event that the arbitrator(s) find that any provision of this Agreement is vague or ambiguous, the parties agree that the arbitrator(s) shall construe such provision in accordance with the intent of the parties as determined by the arbitrator(s); and the arbitrator(s) shall not disregard or eliminate any such provision. Notwithstanding any contrary provision contained herein, Buyer may in its sole discretion file an action with a court seeking equitable or injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. Because this Agreement has been made and entered into in the State of Kansas and is governed by the laws of the State of Kansas, the parties consent to and waive any objection to the jurisdiction of and venue in any state or federal court located in Wyandotte County, Kansas. If, however, a claim or dispute arises solely out of Buyer's alleged failure to pay to Seller any amounts owed hereunder, then the parties shall agree to consent to and waive any objection to the jurisdiction of and venue in any federal court located in San Francisco, California. The award rendered by the arbitrator(s) may be entered and enforced in any court having jurisdiction thereof.


         15.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

         15.9 NOTICES. All notices required to be made by this Agreement shall be in writing and shall be deemed made when delivered personally, or sent by facsimile (with confirmed receipt), or sent by certified or registered mail, postage prepaid, as of three (3) days after the date when postmarked by the United States Postal Service, as set forth below:

         To Buyer:           Electronic Processing, Inc.
                             501 Kansas Ave.
                             Kansas City, Kansas 66105
                             Facsimile No.:  913-621-7281
                             Attention:  Christopher E. Olofson,
                                         President and Chief Operating Officer

         With a copy to:     Seigfreid, Bingham, Levy, Selzer & Gee
                             2800 Commerce Tower
                             911 Main
                             Kansas City, Missouri 64105
                             Facsimile:  816-474-3447
                             Attention:  Robert C. Levy, Esq.

         To Seller:          PHiTECH, Incorporated
                             550 Montgomery Street
                             San Francisco, California 94111
                             Facsimile No.: 415-765-1765
                             Attention:  Hinda S. Gilbert

         With a copy to:     MBV Law, LLP
                             101 Vallejo Street
                             San Francisco, California  94111
                             Facsimile No. 415-989-5143
                             Attention:  Donald D. Buder, Esq.

Any party may give notice of a change of address or facsimile number in accordance with provision herein.

         15.10. CAPTIONS. The captions or headings in this Agreement are inserted herein for convenience of reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement in multiple counterparts, each of which when delivered, whether by hand, mail or facsimile, shall be considered an original but shall constitute one and the same instrument, effective as of the day and year first above written. Signature received via facsimile shall be binding as to the signor in the same capacity as an original signature.

             THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION
                      WHICH MAY BE ENFORCED BY THE PARTIES.

ELECTRONIC PROCESSING, INC.                      PHITECH, INC.

By:      /s/  CHRISTOPHER E. OLOFSON             By: /s/  HINDRA S. GILBERT
         -------------------------------------       ---------------------------
         Christopher E. Olofson,                     Hindra S. Gilbert,
         President and Chief Operating Officer       President